Exhibit 4.13
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of February __, 2011, by and among CryoPort, Inc., a Nevada corporation (the “Company”), Emergent Financial Group, Inc., and the Unit Investors a signatory hereto (each a “Stockholder” and collectively the “Stockholders”).
Recitals
     A. The Company and investors entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) providing for the issuance and sale of up to an aggregate of ____________________ units (the “Units”), each Unit consisting of one share of common stock (the “Common Stock”), par value $0.001 per share, of the Company, and a warrant (the “Warrant”) to purchase one share of Common Stock as indicated therein.
     B. In connection with the sale of the Units, Emergent Financial Group, Inc. (the “Placement Agent”) served as the selling agent for the Company and in connection therewith is entitled to exercise rights to acquire from the Company shares of Common Stock equal to 8% of the shares of Common Stock underlying the Securities subscribed for as a result of the efforts of the Placement Agent.
     C. In connection with the Securities Purchase Agreement, the Company desires to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.
     Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the Company and Stockholders agree as follows:
Agreement
1. Definitions. For purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Securities Purchase Agreement, and the following terms shall have the meanings given them:
     1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.
     1.2. “Charter” the Company’s Amended and Restated Articles of Incorporation.
     1.3. “Common Stock” means the common stock, par value $0.001 per share, of the Company, or shares or other equity interests of the Company issued in exchange for or otherwise in connection with the exercise of the Warrants.
     1.4. “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     1.5. “Damages” means any loss, damage, or liability to which a party hereto may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.
     1.6. “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan on a Registration Statement on Form S-8; or (b) a registration relating to a Rule 145 transaction.
     1.7. “Form S-1” means such form under the 1933 Act as in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC.
     1.8. “Form S-3” means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     1.9. “GAAP” means generally accepted accounting principles in the United States.
     1.10. “Holder” means any holder of Registrable Securities who is a party to this Agreement, including permitted transferees that agree in writing to be bound by and subject to the terms and conditions of this Agreement.
     1.11. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
     1.12. “Registrable Securities” means (a) the Common Stock issued or issuable to any Holder pursuant to the Securities Purchase Agreement and the Common Stock issuable to any Holder upon exercise of the Warrants issued to such Holder pursuant to the Securities Purchase Agreement (including without limitation the shares of Common Stock issuable to the Placement Agent upon exercise of the warrants issued to the Placement Agent); and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referenced in clause (a) above, including without limitation any Common Stock which is issued to any Holder subsequent to the conversion resulting from any stock split or merger, and excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to

Section 3.1, and excluding for purposes of Section 2 any Common Stock for which registration rights have terminated or suspended pursuant to Section 2.9 of this Agreement.
     1.13. “Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act.
     1.14. “Rule 145” means Rule 145 promulgated by the SEC under the 1933 Act.
     1.15. “SEC” means the Securities and Exchange Commission.
     1.16. “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
     1.17. “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
2. Registration Rights. The Company covenants and agrees as follows:
     2.1. Registration Statement. Within ninety (90) days following the Closing (the “Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities. Subject to any SEC comments, the registration statement filed pursuant to this Section 2.1 shall include the plan of distribution attached hereto as Exhibit A. Such registration statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, or similar transactions with respect to the Registrable Securities to which such registration statement relates. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5. In the event that the Company fails to file such registration statement by the Filing Date, then for each month following the Filing Date that the Company has not filed such registration statement, the Company shall pay the Investor, as liquidated damages and not a penalty, an amount equal to 1.5% of the aggregate Purchase Price paid by such Holder pursuant the Securities Purchase Agreement for any unregistered Registrable Securities then held by such Holder, up to a maximum aggregate of 6% of such aggregate Purchase Price; provided, however, the Company shall not be liable if any such delay is due to an investor’s failure to promptly provide on request by the Company any information required by this Agreement or the provision of inaccurate or incomplete information by an Investor.
     2.2. Reserved.
     2.3. Obligations of the Company. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities, and pursuant thereto the Company shall, as expeditiously as reasonably possible:
     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective until the latter to occur of (i) the expiration of six months or, if earlier, such time that the distribution contemplated by the registration statement has been completed or (ii) such time that the Registrable Securities may be resold by the Holder without restriction under Rule 144 (assuming that such Registrable Securities that consist of securities convertible into other securities of the Company are exercised solely in exchange for other securities (including Common Stock) of the Company as contemplated by Rule 144(d)(3)(ii));
     (b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the 1933 Act in order to enable the disposition of all securities covered by such registration statement;
     (c) provide copies to and permit counsel designated by the Investors, if any, in the selling Stockholder questionnaire attached hereto as Exhibit B (the “Selling Stockholder Questionnaire”) to review such registration statement and all amendments and supplements thereto no fewer than seven days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;
     (d) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the 1933 Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
     (e) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;
     (f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
     (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
     (h) promptly make available for inspection by the selling Holders and any attorney or accountant or other agent retained by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

     (i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.
     2.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities, including, without limitation the information required by Exhibit B.
     2.5. Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All selling expenses relating to Registrable Securities registered pursuant to Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. Notwithstanding the foregoing, upon the registration of Registrable Securities pursuant to Section 2, Holders of a majority of the Registrable Securities that are to be registered pursuant to Section 2 shall be entitled to appoint one counsel in connection with the registration, and the Company shall pay such counsel’s fees and disbursements related to the registration in an amount not to exceed $10,000.
     2.6. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:
     (a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the 1933 Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.
     (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the

Company, any underwriter (as defined in the 1933 Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay, severally and not jointly, to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.
     (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6 give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 unless such failure actually and materially prejudices the indemnifying party’s ability to defend such action.
     (d) Notwithstanding anything else herein to the contrary, the foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the 1933 Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the 1933 Act.

     (e) To provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (f) the obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.
     2.7. Current Public Information. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:
     (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times; and
     (b) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144; (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.
     2.8. Obligations of the Investors.
     (a) Each Investor shall furnish to the Company a Selling Stockholder Questionnaire and shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request. At least twenty one Business Days prior to the first anticipated filing date of a registration statement, the Company shall notify the Investors of the information the Company requires from the Investors, to the extent not included in the Selling Stockholder Questionnaire, if the Investors elect to have any of the Registrable Securities included in the registration statement. The Investors shall provide such information to the Company at least fifteen Business Days prior to the first anticipated filing date of such registration statement.
     (b) The Investors, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a registration statement hereunder.
     2.9. Termination of Registration Statement. The Company’s obligation to maintain the effectiveness of the registration statement filed pursuant to Section 2.1 shall terminate upon such time that the Registrable Securities may be resold by all Holders without restriction under Rule 144 (as amended from time to time).
3. Miscellaneous.
     3.1. Successors and Assigns. Except as set forth in this Section 3.1, this Agreement shall not be assignable by any Holder without the prior written consent of the Company. Prior written consent will not be required for any assignment of this Agreement by a Holder to an Affiliate assignee, or in connection with any transfer of at least seventy-five percent (75%) of the Registrable Securities of such Holder; provided that such transfer provided that (i) the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of the Affiliate or other assignee and (ii) the Affiliate or other assignee agrees in a written instrument satisfactory to the Company, to be bound by and subject to the terms and conditions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
     3.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Orange County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     3.3. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
     3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     3.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
CryoPort, Inc.
20382 Barents Sea Circle
Lake Forest, California 92630
Attention: Larry G. Stambaugh
Telephone No.: (949) 470-2300
Telecopier No.: (949) 470-2306
with a copy to (which copy shall not be deemed notice):
Mark R. Ziebell
Snell & Wilmer L.L.P.
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626
Telephone No.: (714) 427-7000
Telecopier No.: (714) 724-7799

If to the Stockholders:
to the addresses set forth on the signature pages to the Securities Purchase Agreement or that are contained in the Selling Agency Agreement between the Company and Emergent Financial Group, Inc.
     3.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Securities purchased under this Agreement at the time outstanding, and the Company.
     3.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     3.8. Aggregation of Securities. All shares of Registrable Securities held or acquired by Affiliates of a Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement of such Holder.
     3.9. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     3.10. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	CRYOPORT, INC.

By:

Name: Larry G. Stambaugh
Title: Chief Executive Officer
[Company’s Signature Page to the Registration Rights Agreement]

Stockholder and Placement Agent:

Emergent Financial Group, Inc.

By:

Name: Peter Voldness
Title: Chief Executive Officer
[Emergent Financial Group’s Signature Page to the Registration Rights Agreement]

Stockholder:

If the Stockholder is an individual:

Signature:

Name (printed):
If the Stockholder is an entity:

Entity Name:

Signature:

Name (printed):

Title of Signor:

[Stockholder’s Signature Page to the Registration Rights Agreement]

Exhibit A
Plan of Distribution
     The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.
     Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the

Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Exhibit B
CryoPort, Inc.
Selling Stockholder Questionnaire
     The undersigned beneficial owner (the “Selling Stockholder”) of common stock (including common stock which is issuable to the Selling Stockholder upon exercise of certain warrants, the “Registrable Securities”) of CryoPort, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) one or more registration statements for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of _________________, 2011 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
1. Name.
     (a) Full legal name of Selling Stockholder:

     (b) Full legal name of registered holder of the Registrable Securities listed in Item 3 below (if not the same as (a) above):

     (c) If the registered holder of the Registrable Securities listed in Item 3 below is not a natural person, the full legal name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of such securities):

     (d) State of organization or domicile of Selling Stockholder:

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

Email:

Note:	By providing an email address, the undersigned hereby consents to receipt of notices by email.
3. Beneficial Ownership of Registrable Securities:
Type and principal amount of Registrable Securities beneficially owned by the undersigned:
1. _________________ shares of common stock.
2. Warrants to purchase _________________ shares of common stock.
4. Broker-Dealer Status:
     (a) Are you a broker-dealer?
Yes ☐          No ☐
Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in any registration statement filed with respect to the Registrable Securities.
     (b) Are you an affiliate of a broker-dealer?
Yes ☐          No ☐
     (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the

Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes ☐          No ☐
Note: If you answered yes to the question in Item 4(b) and no to the question in Item 4(c), the Commission’s staff has indicated that you should be identified as an underwriter in any registration statement filed pursuant to the Registration Rights Agreement.
     (d) If you checked “Yes” to either of the questions in Item 4(a) or Item 4(b) above, please state (i) the name of any such broker-dealer, (ii) the nature of your affiliation or association with such broker-dealer, (iii) information as to such broker-dealer’s participation in any capacity in the offering or the original placement of the Securities, (iv) the number of shares of equity securities or face value of debt securities of the Company owned by you, (v) the date such securities were acquired, and (vi) the price paid for such securities.

(i)

(ii)

(iii)

(iv)	(v)	(vi)

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.
     Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
Type and amount of securities of the Company beneficially owned by the undersigned other than the Registrable Securities listed above in Item 3 (or if “None,” please so state):
1. _________________ shares of common stock.
2. Warrants to purchase _________________ shares of common stock.
3.____________________.

6. Relationships with the Company:
     Except as set forth below in this Item 6, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years:

7. Plan of Distribution:
     Except as set forth below, the undersigned intends to distribute the Registrable Securities listed above in Item 3 only as set forth in Exhibit A to the Registration Rights Agreement (if at all):

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable registration statement filed pursuant to the Registration Rights Agreement.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each registration statement filed pursuant to the Registration Rights Agreement and each related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such registration statement and the related prospectus.
     By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with registration statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act of 1933, as amended.
     I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

If the beneficial owner is an individual:

Signature:

Name (printed):
If the beneficial owner is an entity:

Entity Name:

Signature:

Name (printed):

Title of Signor:

Dated:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
CryoPort, Inc.
20382 Barents Sea Circle
Lake Forest, California 92630
Attention: Larry G. Stambaugh
Telephone No.: (949) 470-2300
Telecopier No.: (949) 470-2306
with a copy to:
Mark R. Ziebell, Esq.
Snell & Wilmer L.L.P.
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626
Telephone No.: (714) 427-7000
Telecopier No.: (714) 427-7799